UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2019, IRESI Montgomery Mitylene, L.L.C. (the “Mitylene Subsidiary”), an indirect wholly owned subsidiary of Inland Residential Properties Trust, Inc. (the “Company”), and B & M Development Company, L.L.C., an unaffiliated third party (the “Buyer”), entered into the fourth amendment (the "Amendment") to the agreement between those parties dated December 21, 2018, as amended previously on January 23, 2019, February 19, 2019, and June 7, 2019 (the "Agreement"), to sell the property located at 8850 Crosswind Drive, Montgomery, Alabama, commonly known as “Verandas at Mitylene” (the “Property”) to the Buyer. The entry into the Agreement, the first amendment, the second amendment and the third amendment, and the material terms of each, were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 28, 2018, January 25, 2019, February 25, 2019, and June 13, 2019, respectively.

Pursuant to the Agreement, sale of the Property is subject to certain conditions, including approval of the existing lender of the Buyer’s assumption of the mortgage loan encumbering the Property. The Amendment extends the loan assumption approval date from June 24, 2019 to August 13, 2019 and also changes the closing date, to August 20, 2019. There is no assurance that the Buyer will obtain loan assumption approval or that the sale of the Property will be consummated.

The Amendment requires the Buyer, by June 28, 2019, to fund into escrow an additional $250,000 in earnest money deposits so that the earnest money amount equals $750,000 in the aggregate, and also to fund a non-refundable amount of $100,000 as consideration for extending the closing date. If the Buyer does not receive the loan assumption approval by August 13, 2019, either party may terminate the Agreement, in which case the Mitylene Subsidiary will be entitled to the entire amount of the earnest money, and the Buyer will not be entitled to any expense reimbursement. Pursuant to the Agreement, the earnest money deposits remain refundable to the Buyer in certain cases, including where the Mitylene Subsidiary fails to satisfy the conditions to closing or breaches any of its representations or warranties set forth in the Agreement.

For additional information, reference is made to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Purchase and Sale Agreement between IRESI Montgomery Mitylene, L.L.C. and B & M Development Company, L.L.C., dated June 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	June 28, 2019	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer and Treasurer